Exhibit 10.2

Execution Copy

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”), dated as of May 12, 2008 (the “Effective Date”) is entered into between Devcon International Corp. (the “Company”) and CS Equity II LLC (the “Investor”).

RECITALS

WHEREAS, in connection with the Amended and Restated Securities Purchase Agreement by and among the parties hereto dated as of July 13, 2007 (the “Securities Purchase Agreement”), the Company has, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, issued and sold to each Buyer set forth therein (the “Buyers”) warrants (the “Warrants”) exercisable to purchase shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”) at an initial exercise price equal to $11.925 per share (as exercised collectively, the “Warrant Shares”) and preferred shares of the Company designated as Series A Convertible Preferred Stock, the terms of which are set forth in that certain Amended and Restated Certificate of Designations for such series of preferred shares (the “Certificate of Designations”), dated as of June 29, 2007 (the “Preferred Shares”) which Preferred Shares, among other things, are convertible into shares of Common Stock (as converted, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations; and

WHEREAS, to induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company had agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws by entering into that certain Amended and Restated Registration Rights Agreement, dated as of July 13, 2007 (the “Registration Rights Agreement”), by and among the Company and the Buyers; and

WHEREAS, each of the Securities Purchase Agreement, the Certificate of Designations and the Registration Rights Agreement require the Company to maintain the Common Stock’s authorization for quotation on certain eligible markets including The NASDAQ Global Market or The NASDAQ Capital Market or certain comparable markets (the “Eligible Markets”); and

WHEREAS, the terms of the Preferred Shares as set forth in the Certificate of Designations require the Preferred Shares be redeemed from the Buyers by the Company pursuant to certain installment payment obligations and to the extent they remain outstanding on October 20, 2012 (the “Mandatory Redemption Feature”); and

FORBEARANCE AGREEMENT

WHEREAS, the Company has advised the Buyer that under generally accepted accounting principles, the Mandatory Redemption Feature requires the Preferred Shares be accounted for on the Company’s consolidated balance sheet as indebtedness as opposed to equity; and

WHEREAS, the Company has advised the Buyer that the inability to account for the Preferred Shares as equity has resulted in the Company’s stockholder equity being reflected as equaling $5,205,000 in the Company’s annual report on Form 10-K as of December 31, 2007 (the “Form 10-K”); and

WHEREAS, the Company has advised the Buyer that on April 4, 2008, the Staff of the NASDAQ transmitted a letter to the Company indicating that, based on the Form 10-K, the Staff had determined that the Company did not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing on The NASDAQ Global Market set forth in Marketplace Rule 4450(a)(3) and that, accordingly, the Staff was reviewing the Company’s eligibility for continued listing on The NASDAQ Global Market; and

WHEREAS, notwithstanding the Company’s current eligibility to list its Common Stock on The NASDAQ Capital Market, because of the accounting for the Preferred Shares, the Company is unsure of its ability in the future to meet the stockholders’ equity requirement for listing on The NASDAQ Capital Market and any of the other Eligible Markets and, accordingly, may be required at some point in time to pursue listing its Common Stock on the OTC Bulletin Board or other quotation service or exchange that does not constitute an Eligible Market (the “Delisting”); and

WHEREAS, the Company acknowledges that a Delisting for a period of five (5) consecutive Trading Days or more than ten (10) Trading Days in any 365-day period would be a Triggering Event under section 3(a)(iv) of the Certificate of Designation and would breach other provisions of the Transaction Documents (as defined in the Securities Purchase Agreement); and

WHEREAS, the Securities Purchase Agreement, the Registration Rights Agreement and the Certificate of Designations each provide that provisions of the respective agreements and instruments may be amended with the written consent of the Company and Buyers holding at least a majority of the Registrable Securities (the “Required Holders”); and

WHEREAS, the Company and the Buyers are in discussions regarding potential amendments to and waivers of the terms of the Securities Purchase Agreement, the Registration Rights Agreement and the Certificate of Designations or pursuing other arrangements (the “Amendments”) to take into account the circumstances causing the Delisting; and

WHEREAS, such negotiations are anticipated to take an indeterminable amount of time to complete; and

FORBEARANCE AGREEMENT

WHEREAS, notwithstanding the Company’s belief that it has not currently breached any of the terms of the Transaction Documents, the Company desires to ensure that, during the pendancy of such negotiations, the Investor will not seek to exercise any remedy or other rights they may have under the Transaction Documents due to the effects of the circumstances causing the Delisting; and

WHEREAS, the parties hereto believe that the Forbearance (as defined below) is in the best interest of the Company and the Buyer; and

WHEREAS, concurrently herewith, the Company has also requested that the Buyers (other than the Investor) enter into agreements in the form of this Agreement (the “Other Agreements”, and together with this Agreement, the “Forbearance Agreements”); and

WHEREAS, capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Securities Purchase Agreement or Certificate of Designations, as applicable.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Forbearance

(a) Agreement to Forbear. Effective as of the Effective Time (as defined below), and pursuant to the terms of this Agreement, the Investor hereby agrees to forbear (the “Forbearance”) from (i) declaring a breach of any Transaction Document caused solely as a result of the Delisting, (ii) declaring the occurrence of any Triggering Event caused solely as a result of the Delisting having occurred and from delivering any Notice of Redemption at Option of Holder with respect thereto or (iii) demanding any amounts due and payable caused solely as a result of the Delisting, including without limitation, any Registration Delay Payments payable with respect to the Preferred Shares, until the earlier of (the “Forbearance Expiration Date” and the period commencing on the Effective Time and ending on the Forbearance Expiration Date, the “Forbearance Period”):

(i) 5:00 p.m. prevailing New York City time on July 10, 2008, provided that, at the end of such period, the Investor shall have the right but not the obligation, in its sole discretion, to elect to extend the Forbearance Period in increments of thirty (30) days by delivering a written notice (including via email) of such election to the Company or responding in writing to a written request from the Company requesting same at any time up to and including the Forbearance Expiration Date, which term shall include the thirtieth day of each period extension;

FORBEARANCE AGREEMENT

(ii) the occurrence of an event of default described in either of Sections 3(a)(viii) or 3(a)(ix) of the Certificate of Designations;

(iii) such date the Investor reasonably determines that the Company (u) is not negotiating the Amendments in good faith, (v) is not using its reasonable efforts to promptly negotiate and enter into the Amendments with the Buyers, (w) has failed to execute such agreed upon Amendments as soon as practicable, (x) has breached any covenant or other agreement set forth in any Forbearance Agreement, or (y) failed to remedy the same within two (2) Business Days after receiving written notice thereof from the Investor; or

(iv) such date on which the Company or any of its Subsidiaries enters into any agreement outside the ordinary course of its or their businesses without the prior written consent of the Required Holders.

(b) After Forbearance. From and after the Forbearance Expiration Date, all covenants and agreements set forth herein, including without limitation the agreement of the Investor to forbear as set forth in this Agreement shall automatically and without further action terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit the Investor to exercise any and all of its rights and remedies immediately and at any time and from time to time thereafter.

(c) Limited Effect of Forbearance. Subject to the foregoing, the Investor has not waived and is not by this Agreement waiving any existing Triggering Event (each an “Existing Triggering Event”) or any other breach or any other Triggering Event or any other breach which may be continuing on the date hereof or any Triggering Event or any other breach which may occur after the date hereof (whether the same or similar to the Existing Triggering Event or otherwise), and nothing contained herein shall be deemed or constitute any such waiver. No action, failure to act or acquiescence by the Investor or other circumstance shall constitute a waiver of any Triggering Event or any other breach, unless and until such time as the Investor agrees in writing to a waiver of any such Triggering Event or any other breach. Except as otherwise expressly provided in this Section 1, the Investor hereby expressly reserves the exercise (in its sole discretion) of any and all rights or remedies under the Transaction Documents, applicable law and otherwise as a result of any Triggering Event or any other breach, and the Investor has not waived any of such rights or remedies and nothing in this Agreement, and no delay by the Investor in exercising such rights or remedies, should be construed as a waiver of any such rights or remedies.

2. Cash Flows. In consideration of the Forbearance granted hereunder, the Company agrees that, if at any time during the Forbearance Period, the Company takes receipt of cash (the “Proceeds”) (A) directly or indirectly from one or more of its Subsidiaries other than its Restricted Subsidiaries (the “Unrestricted Subsidiaries”), or (B) directly or indirectly as proceeds from the disposition of the capital stock or assets of one or more Unrestricted Subsidiaries, then the Company may use the first $1 million

FORBEARANCE AGREEMENT

in the aggregate (the “Threshold Amount”) of all such Proceeds solely for the payment of trade payables (e.g., payroll, expenses related to the Company’s public company compliance obligations, accounting and legal fees and similar expenses).

As additional consideration of the Forbearance granted hereunder, the Company agrees that, at any time during the Forbearance Period, any Proceeds in an amount in excess of the Threshold Amount (the “Excess Amount” and each occurrence of the receipt of any such Excess Amount, an “Excess Amount Event”) shall be available to each Buyer for redemption of such Buyer’s Preferred Shares as follows:

Each Buyer shall have the right, at such Buyer’s option, to require the Company to redeem all or a portion of such Buyer’s Preferred Shares in an amount (the “Redemption Amount”) not to exceed upon all such redemptions such Buyer’s Pro Rata Amount of the total Excess Amount at a price per Preferred Share equal to the outstanding Conversion Amount for such Preferred Shares (the “Excess Amount Redemption Price”, which shall be treated for all purposes of the Certificate of Designations as a “Redemption Price” thereunder).

Within two (2) Business Days after the occurrence of each Excess Amount Event, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Excess Amount Event “) to each Buyer.

At any time after the earlier of a Buyer’s receipt of a Notice of Excess Amount Event and such Buyer becoming aware of an Excess Amount Event, any Buyer of Preferred Shares then outstanding may require the Company to redeem such Buyer’s Redemption Amount by delivering written notice thereof via facsimile and overnight courier (“Notice of Excess Amount Redemption at Option of Holder”) to the Company, which Notice of Excess Amount Redemption at Option of Buyer shall indicate the number of Preferred Shares that such Buyer is electing to redeem. In the event of a partial redemption of Preferred Shares pursuant hereto, the Conversion Amount shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the Notice of Excess Amount Redemption at Option of Buyer.

Upon the Company’s receipt of a Notice(s) of Excess Amount Redemption at Option of Buyer from any Buyer, the Company shall within one (1) Business Day of such receipt notify each Buyer by facsimile of the Company’s receipt of such notice(s). The Company shall deliver on the fifth (5th) Business Day after the Company’s receipt of the first Notice of Excess Amount Redemption at Option of Buyer the applicable Excess Amount Redemption Price to all Buyers that deliver a Notice of Excess Amount Redemption at Option of Buyer prior to the fifth (5th) Business Day after the Company’s receipt of the first Notice of Excess Amount Redemption at Option of Buyer; provided that, if required by Section 2(d)(ix) of the Certificate of Designations, a Buyer’s Preferred Share Certificates shall have been first delivered to the Transfer Agent. To the extent redemptions required by this Section are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall (i) redeem a Pro Rata Amount of such Preferred Shares from each Buyer based on the number of

FORBEARANCE AGREEMENT

Preferred Shares submitted for redemption by such Buyer relative to the total number of Preferred Shares submitted for redemption by all Buyers and (ii) in addition to any remedy such Buyer may have under any Transaction Document, pay to each Buyer interest at the rate of 1.5% per month (prorated for partial months) in respect of each unredeemed Preferred Share to the extent such Preferred Shares are entitled to redemption hereunder until paid in full. The Buyers and Company agree that in the event of the Company’s redemption of any Preferred Shares under this Section, the Buyers’ damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Buyers. Accordingly, any redemption premium due under this Section is intended by the parties to be, and shall be deemed, a reasonable estimate of the Buyers’ actual loss of its investment opportunity and not as a penalty.

In the event of a dispute as to the determination of the arithmetic calculation of the Excess Amount Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) of the Certificate of Designations with the term “Excess Amount Redemption Price” being substituted for the term “Conversion Rate”. In the event of a redemption pursuant to this Section 2 of less than all of the Preferred Shares represented by a particular Preferred Share Certificate, the Company shall promptly cause to be issued and delivered to the Buyer of such Preferred Shares a Preferred Share Certificate representing the remaining Preferred Shares which have not been redeemed, if necessary.

This Section 2 shall each become effective as of the Effective Time and shall terminate on the Forbearance Expiration Date. For purposes hereof, (x) “Restricted Subsidiary” shall mean any subsidiary listed on Schedule A attached hereto.

3. Representations and Warranties. Company hereby represents and warrants to the Investor as follows:

(a) Except as set forth in Schedule B attached hereto, the representations and warranties herein and in each other Transaction Document and certificate or other writing delivered to the Investor pursuant thereto on or prior to the date of this Agreement are true and correct on and as of the date of this Agreement as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties are true and correct on and as of such date).

(b) Other than Existing Triggering Events, if any, no other Triggering Events have occurred and are continuing or would result from this Agreement becoming effective in accordance with its terms.

(d) The execution, delivery and performance by Company of this Agreement and the performance by Company under the Transaction Documents, (i) have been duly authorized by all necessary action, and (ii) do not and will not contravene the Company’s governing documents, any requirement of law or any contractual restriction binding on or otherwise affecting it or any of its properties.

FORBEARANCE AGREEMENT

(e) The execution, delivery, and performance by Company of this Agreement and the performance by Company of the Transaction Documents do not and will not require any filing or registration with, consent, or authorization or approval of, or notice to, or other action with or by, any governmental authority or other Person.

(f) This Agreement, when executed and delivered by Company, will be a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

(g) A true and correct list of all Unrestricted Subsidiaries of the Company as of the date hereof is set forth in Schedule C attached hereto.

4. Miscellaneous

(a) No Waiver. Except as expressly set forth herein, the execution of this Agreement and any discussions, negotiations, correspondence and other communications, drafts of documents and meetings among the parties hereto do not represent and shall not be construed or relied upon as being (i) a waiver of or prejudicial to any rights the parties may have or (ii) a waiver of the parties’ rights under any statute or under any applicable law or (iii) an admission or declaration against interest by either party hereto.

(b) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(c) Entire Agreement. This Agreement supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto.

(d) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e) Agreement as Transaction Document. It is understood and agreed that this Agreement shall constitute a Transaction Document, and that any failure of Company to comply with the terms and conditions hereof shall constitute a Triggering Event under the Certificate of Designations, without any notice or grace or cure periods (except as otherwise expressly provided herein or therein).

(f) Notices. All notices to be given pursuant to this Agreement shall be delivered in accordance with the terms of the Securities Purchase Agreement.

FORBEARANCE AGREEMENT

(g) No Amendment. This Agreement may not be modified except by a written instrument executed by the Company and the Investor.

(h) No Admission. Nothing contained in this Agreement shall be deemed (i) an admission by any other party or (ii) a waiver of any rights or defenses, except with respect to the Forbearance until the Forbearance Expiration Date.

(i) Construction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(j) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(k) Legal Fees. At the Effective Time, the Company shall reimburse the Investor for its legal fees and expenses in connection with the preparation and negotiation of this Agreement (the “Legal Fee Amount”) and the transactions related thereto by paying any such amount to Katten Muchin Rosenman LLP by wire transfer of immediately available funds in accordance with the instructions provided by Katten Muchin Rosenman LLP to the Company on or prior to the Effective Time. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

FORBEARANCE AGREEMENT

(l) Successors and Assigns. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(m) Joint and Several. The obligations of the Investor under any Transaction Document or Forbearance Agreement are several and not joint with the obligations of any other Buyer, and the Investor shall not be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document or Forbearance Agreement. Nothing contained herein or in any other Transaction Document or Forbearance Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and the other Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and the other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents or the Forbearance Agreements. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents or Forbearance Agreement, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(n) Effective Time. This Agreement shall become effective upon the later of (x) the execution by the Required Holders of Forbearance Agreements and (y) the payment to Katten Muchin Rosenman LLP of the Legal Fee Amount (such date, the “Effective Time”).

(o) Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement, Registration Rights Agreement, and each other Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

(p) Reporting. Neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations, including the filing of a Current Report on Form 8-K disclosing the material terms of this Agreement and attaching this Agreement as an exhibit thereto (provided that the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Investor, neither the Company nor any of its Subsidiaries shall disclose the name of the Investor in any filing, announcement, release or otherwise.

FORBEARANCE AGREEMENT

(q) No Third Party Beneficiary. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

FORBEARANCE AGREEMENT

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Forbearance Agreement to be duly executed as of the date first written above.

COMPANY:

DEVCON INTERNATIONAL CORP.

By:	/s/ Robert Farenhem
Name:	Robert Farenhem
Title:	President

FORBEARANCE AGREEMENT

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Forbearance Agreement to be duly executed as of the date first written above.

INVESTOR:

CS Equity II LLC

By:	/s/ John N. Toufanian
Name:	John N. Toufanian
Title:	Authorized Signatory

FORBEARANCE AGREEMENT

Schedule A

Restricted Subsidiaries

Devcon Security Holdings, Inc.

Devcon Security Services Corp.

Mutual Central Alarm Services, Inc.

Stat-Land Burglar Alarm System & Devices, Inc.

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Schedule B

Update to Schedules

FORBEARANCE AGREEMENT

Schedule C

Unrestricted Subsidiaries

Antigua Heavy Constructors, Ltd.

Bahamas Construction and Development, Ltd.

Bouwbedrijf Boven Winden, N.V.

Devcon Construction & Materials Corp.

Devcon/Matrix Utility Resources, LLC

Devcon Management Corp.

DevMat Bahamas Ltd.

M21 Industries, Inc.

Proar Construction Materials Company, N.V.

Puerto Rico Crushing Company, Inc.

St. Maarten Masonry Products

V.I. Cement and Building Products, Inc.

V.I. Excavation Equipment Rental, LLC

FORBEARANCE AGREEMENT